UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ZIPRECRUITER, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ZipRecruiter, Inc.
604 Arizona Avenue
Santa Monica, California 90401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 10, 2025
To Our Stockholders:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ZipRecruiter, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 10, 2025, at 10:00 a.m. Pacific Time, via live webcast, for the following purposes:
•To elect Ian Siegel, Yvonne Hao and Cipora Herman as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
•To approve, on an advisory basis, the compensation of our Named Executive Officers.
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock at the close of business on April 17, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Ryan Sakamoto, Executive Vice President, Chief Legal Officer and Secretary, at legal@ziprecruiter.com, stating the purpose of the request and providing proof of ownership of Company stock and (ii) during business ordinary business hours, at the principal place of business of the Company. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. We encourage stockholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Ian Siegel
Chief Executive Officer

Santa Monica, California

April 25, 2025
Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 10, 2025: the Proxy Statement and our Annual Report on Form 10-K are available at https://ziprecruiter-investors.com.

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
ZIPRECRUITER, INC.
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON TUESDAY, JUNE 10, 2025
This proxy statement is furnished in connection with the solicitation by the Board of Directors of ZipRecruiter, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 10, 2025 (the “Annual Meeting”), at 10:00 a.m. Pacific Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of shares of our Class A common stock and Class B common stock (the Class A common stock together with the Class B common stock, the “Common Stock”) at the close of business on April 17, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 80,490,672 shares of Class A common stock representing the same number of votes and 13,029,486 shares of Class B common stock representing 260,589,720 votes issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Each share of Class B common stock is entitled to 20 votes on any matter presented to stockholders at the Annual Meeting. The holders of the shares of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
This proxy statement is being made available on or about April 25, 2025 to our stockholders on the Record Date.
In this proxy statement, “we,” “us,” “our,” the “Company” and “ZipRecruiter” refer to ZipRecruiter, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 10, 2025:
This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) are available at https://ziprecruiter-investors.com.
Attending the Annual Meeting
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ZIP2025.
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Ian Siegel, Yvonne Hao and Cipora Herman as Class I Directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
•To approve, on an advisory basis, the compensation of our Named Executive Officers (“Say-on-Pay Vote”).
We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Ian Siegel, Yvonne Hao and Cipora Herman as Class I Directors;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

•FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis of this proxy statement, the accompanying compensation tables and related narrative disclosure of this proxy statement.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we have made this proxy statement and our 2024 Form 10-K available to our stockholders electronically via the Internet. On or about April 25, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Form 10-K and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Form 10-K. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and are each receiving a set of proxy materials but wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.
QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 17, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock is entitled to one vote for all matters before the Annual Meeting and each outstanding share of Class B common stock is entitled to 20 votes for all matters before the Annual Meeting. At the close of business on the Record Date, there were 80,490,672 shares of Class A common stock and 13,029,486 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of the shares of Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you can direct your bank or brokerage firm on how to vote your shares, and the bank or brokerage firm must vote your shares in accordance with your instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. As of the record date, 80,490,672 shares of Class A common stock representing the same number of votes and 13,029,486 shares of Class B common stock representing 260,589,720 votes were issued and outstanding. Thus, the presence, via live webcast or by proxy, of the holders of Class A common stock or Class B common stock or a combination thereof representing at least 170,540,197 votes will be required to establish a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.
Who can attend and vote at the Annual Meeting?
In order to allow greater participation, the Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ZIP2025. You will also be able to vote your shares electronically at the Annual Meeting.
To participate and vote at the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record
We recommend that stockholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a stockholder of record, there are several ways to vote your shares:
•by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•by Mail: You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail;
•by QR code: You can vote by scanning the QR code on the Internet Notice or proxy card with your mobile device; or
•at the virtual Annual Meeting: You may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/ZIP2025. To be admitted to the Annual Meeting and vote your shares, you must register to attend the Annual Meeting at www.virtualshareholdermeeting.com/ZIP2025 and provide the 16-digit control number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on June 9, 2025. We encourage stockholders to submit their proxy via the Internet or telephone. The meeting webcast will begin promptly at 10:00 a.m., Pacific Time, on June 10, 2025.
Beneficial Owners
If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/ZIP2025 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the stockholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy or change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of ZipRecruiter prior to the Annual Meeting; or
•by attending and voting during the Annual Meeting live webcast.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.
Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter.
Abstentions and broker non-votes will have no effect.
What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2 and 3, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory basis, of the compensation of our Named Executive Officers.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. If you hold shares beneficially in street name and do not provide your broker or other agent with voting instructions, your shares may constitute “broker non-votes.” A “broker non-vote” occurs when shares held by a broker that are represented at the meeting are not voted with respect to a particular proposal because the broker has not received voting instructions from its client(s) with respect to such shares on how to vote and does not have or did not exercise discretionary authority to vote on the matter. Your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Under current New York Stock Exchange (the “NYSE”) interpretations that govern broker non-votes, Proposals 1 and 3 are considered non-discretionary (non-routine) matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Therefore, broker non-votes may occur with respect to these proposals. Proposal 2 is considered a discretionary (routine) matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on such proposal. Therefore, no broker non-votes are expected with respect to Proposal 2; however, even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. If a stockholder does not return voting instructions to their broker on how to vote their shares of Common Stock, such broker may be prevented from voting, or may otherwise choose not to vote, such shares held by such broker, resulting in broker non-votes with respect to such shares. To make sure that your vote is counted, you should instruct your broker to vote your shares of Common Stock, following the procedures provided by your broker. Broker non-votes count for purposes of determining whether a quorum is present, but are not counted as votes cast for or against a proposal and therefore will have no effect on the outcome of a proposal.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
•For the proposal to elect three Class I directors, votes “FOR,” “WITHHOLD,” and broker non-votes;

•For the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025, votes “FOR,” “AGAINST,” and abstentions; and
•For the proposal to approve, on a non-binding, advisory basis the compensation of our Named Executive Officers, as disclosed in this proxy statement, votes “FOR,” “AGAINST,” abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

PROPOSALS TO BE VOTED ON
PROPOSAL 1: Election of Directors
At the Annual Meeting, three Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have seven directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Our Board of Directors is currently divided into three classes with staggered three-year terms. At each Annual Meeting of Stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2028 Annual Meeting of Stockholders; Class II, whose term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2027 Annual Meeting of Stockholders. The current Class I Directors are Ian Siegel, Yvonne Hao and Cipora Herman; the current Class II Directors are Brie Carere and Mike Gupta; and the current Class III Directors are Blake Irving and Emily McEvilly.
As indicated in our Amended and Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled by a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

CLASS I DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2028 ANNUAL MEETING)
The nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Positions with ZipRecruiter
Ian Siegel	51	Chief Executive Officer and Chairperson of the Board
Yvonne Hao	50	Director
Cipora Herman	51	Lead Independent Director
Ian Siegel has served as our Chief Executive Officer and member of our Board of Directors since June 2010. Mr. Siegel also previously served as our President from June 2010 to December 2021. From 1998 to 2001, Mr. Siegel served as the Vice President of Web Development of Stamps.com Inc., an internet-based mailing and shipping services company. From 2001 to 2006, Mr. Siegel served as the Vice President of Web Development at Rent.com, an online apartment marketplace. From 2006 to 2009, Mr. Siegel served as Vice President of Product and Technology of Pictage, Inc., an online platform for photographers. From July 2009 until January 2011, Mr. Siegel served as Chief Product Officer for MyLife.com, an information brokerage firm. Mr. Siegel holds a B.A. in Sociology with a minor in English from Oberlin College. Mr. Siegel was selected to serve on our Board of Directors because of his experience in the software industry and his perspective and experience as our Chief Executive Officer.
Yvonne Hao has served as a member of our Board of Directors since July 2022. Ms. Hao has served as the Secretary of Economic Development for the State of Massachusetts since January 2023. From July 2019 to July 2022, Ms. Hao was a co-founder and Managing Director of Cove Hill Partners, a private equity firm, and from January 2017 until June 2019, Ms. Hao held the roles of Chief Operating Officer and Chief Financial Officer of PillPack, a national retail e-commerce pharmacy, where she helped lead the successful sale and integration of PillPack with Amazon, Inc., an e-commerce company. Prior to PillPack, Ms. Hao was at Bain Capital, a private equity firm, from 2008 to 2016 as an operating partner, and held board and interim executive roles at several portfolio companies. She also previously worked at Honeywell International, Inc., a multi-national conglomerate, where she was the VP of Global Marketing for the security business, and also the General Manager for ADI North America. She began her career at McKinsey & Company, a global management consulting firm, where she was promoted to Associate Partner. She has a B.A. in Economics and Asian Studies from Williams College, and an M.Phil in Development Economics from Cambridge University, where she was a Herschel Smith Fellow. Ms. Hao has previously served as a member of the board of directors of CarGurus, Inc., an automotive research and retail company, Flywire Corporation, a global payments software company, and Gentherm Incorporated, a thermal management technologies company. Ms. Hao was selected to serve on the Board because of her public company board experience and her expertise as an executive officer in the customer service field.
Cipora Herman has served as a member of our Board of Directors since October 2018. From January 2021 to April 2022, Ms. Herman served as the Chief Financial Officer for LA28, The Los Angeles Organizing Committee for the Olympic and Paralympic Games 2028. Ms. Herman served as a member of the board of directors of Opendoor Technologies, Inc., an online real estate company, from December 2020 to February 2025, and previously served on the board of directors for Social Capital Hedosophia Holdings Corp II, a special purpose acquisition corporation that merged with Opendoor Technologies in December 2020. Since April 2023, she has served as a Director of the Bay Area Host Committee, a non-profit corporation focused on bringing major, world-class events to the Bay Area, California, and from 2020 to 2024, she served as an executive and philanthropic advisor to Athlete’s Voices, a non-profit organization. Ms. Herman also previously served on the board of directors of MINDBODY, Inc., a software-as-a-service company, from 2016 to 2019, and Memery, Inc., a technology startup, from April 2015 to January 2021. From 2017 until 2018, Ms. Herman served as Chief Financial Officer of Mori, Inc., a social e-reader platform. From 2012 to 2016, Ms. Herman served as the Chief Financial Officer of the National Football League’s San Francisco 49ers, a professional sports team. From 2007 to 2012, Ms. Herman served as the Vice President & Treasurer of Facebook, Inc. (now Meta Platforms, Inc.), a social media company. From 2003 to 2007, Ms. Herman held several positions at Yahoo!, Inc., a web services provider, including Director of Corporate Treasury, Assistant Treasurer, and Vice President of Finance and Treasurer. From 1996 to 2003, Ms. Herman held finance positions at Franklin Templeton Investments, an investment firm, Hewlett-Packard Company, a public hardware technology and services company, Agilent Technologies, an analytical instrumentation development and manufacturing company, and Siebel Systems, Inc., a software company. Ms. Herman holds an A.B. in International Relations, an M.A. in International Development Policy and an M.B.A., each received from Stanford University. Ms. Herman was selected to serve on our Board of Directors because of her financial expertise and experience as a director of publicly and privately held companies.

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Positions with ZipRecruiter
Brie Carere	47	Director
Mike Gupta	54	Director
Brie Carere has served as a member of our Board of Directors since March 2022. Ms. Carere has served in various roles at FedEx Corporation, a transportation and e-commerce company, since 2001. Currently, Ms. Carere serves as Executive Vice President, Chief Customer Officer of FedEx Corporation and has done so since June 2022. From January 2019 to May 2022, Ms. Carere served as Chief Marketing Officer of FedEx Corporation, and from October 2016 to December 2018, Ms. Carere served as SVP Global Portfolio Marketing of FedEx Services. Ms. Carere is a Henry Crown Fellow at the Aspen Institute. Ms. Carere holds a B.S. in Commerce from McMaster University of Ontario, Canada. Ms. Carere was selected to serve on our Board of Directors because of her experience and expertise as an executive of a multi-national corporation.
Mike Gupta has served as a member of our Board of Directors since July 2024. Mr. Gupta has served as the Chief Financial Officer of Calm.com, Inc., a consumer internet company, since May 2022 and as an Operating Advisor to DCM Ventures, a venture capital firm, since October 2021. From March 2019 to May 2022, Mr. Gupta was Chief Financial Officer at Plenty Unlimited Inc., a vertical farming company. Prior to Plenty, Mr. Gupta served as Chief Financial Officer at Docker, Inc., an application development company, from September 2015 to December 2018, and held multiple roles, including that of Chief Financial Officer, at Twitter, Inc. (now known as X. Corp), a social networking service, from November 2012 to September 2015. From May 2011 to November 2012, Mr. Gupta served as Senior Vice President and Treasurer at Zynga Inc., an online provider of social game services. From February 2003 to May 2011, Mr. Gupta served in several roles at Yahoo! Inc., an Internet company, including as Senior Vice President of Corporate Development and Finance and Chief Treasury Officer. Mr. Gupta has a B.S. in Accounting and Economics from the New York University Stern School of Business and an M.B.A. from the University of Chicago Booth School of Business. Mr. Gupta was selected to serve on our Board of Directors because of his financial expertise and his experience in the technology industry.
CLASS III DIRECTOR NOMINEES (TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Positions with ZipRecruiter
Blake Irving	65	Director
Emily McEvilly	53	Director
Blake Irving has served as a member of our Board of Directors since October 2018. Mr. Irving currently serves as a member of the board of directors of Autodesk, Inc., a multinational software corporation, and DocuSign, Inc., a software company, and is an advisor to the McLaren Formula One team. From 2012 to January 2018, Mr. Irving served as the Chief Executive Officer of GoDaddy, Inc., a domain registrar and web hosting company. From 2010 to 2012, Mr. Irving served as Executive Vice President and Chief Product Officer at Yahoo!, Inc., a web services company. From 2009 to 2010, Mr. Irving served as a professor at Pepperdine’s Graziadio Business School. From 1992 to 1998, Mr. Irving served as General Manager, and from 1999 to 2007 Mr. Irving served as Corporate Vice President of Global Cloud Platforms, each at Microsoft Corporation, a technology company. Mr. Irving holds a B.A. in Art from San Diego State University and an M.B.A. from Pepperdine Graziadio Business School. Mr. Irving was selected to serve on our Board of Directors because of his experience in management and as a director of publicly held technology companies.
Emily McEvilly has served as a member of our Board of Directors since September 2022. Ms. McEvilly has served as the Chief Customer Officer at Klaviyo, Inc., a marketing automation platform technology company, since August 2024. From February 2022 to August 2024, Ms. McEvilly served as the Chief Customer Officer at OneTrust, LLC a privacy, GRC, Ethics and ESG software platform. Prior to that, Ms. McEvilly served in various positions at Workday, Inc., a financial and human capital management software vendor, from October 2010 to February 2022, including most recently as the Chief Customer Officer. From 2000 to 2010, Ms. McEvilly held various leadership positions across business development and professional services at Oracle Corporation, a multinational computer technology corporation. Ms. McEvilly holds a B.A. in International business from Clemson University. Ms. McEvilly was selected to serve on the Board because of her experience and expertise as an executive officer and in the customer service and sales fields.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the year ended December 31, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting via live webcast, to have an opportunity to make a statement if desired, and to be available to respond to appropriate questions from stockholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee would reconsider the appointment. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of ZipRecruiter.
VOTE REQUIRED
This proposal requires the approval of the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Abstentions will have no effect on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2025.

PROPOSAL 3: Non-binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers
Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. After considering the voting results of the advisory vote on the frequency of our say-on-pay vote at the 2023 Annual Meeting of Stockholders, our Board has determined to hold our Say-on-Pay Vote every year.
Stockholders are urged to read the section titled “Compensation Discussion and Analysis” in this proxy statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders hereby approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
VOTE REQUIRED
This non-binding, advisory proposal requires the approval of the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. Abstentions and broker non-votes will have no effect on this proposal.
The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the Approval, on a Non-binding, Advisory Basis, of the Compensation of Named Executive Officers, as disclosed in this proxy statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Cipora Herman (Chair)
Mike Gupta
Yvonne Hao

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2024	2023
Audit Fees	$2,917,456	$2,634,652
Audit-Related Fees	—	—
Tax Fees	425,977	634,363
All Other Fees	2,000	437
Total Fees	$3,345,433	$3,269,452
AUDIT FEES
Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and internal control over financial reporting, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
AUDIT-RELATED FEES
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees in 2024 or 2023.
TAX FEES
Tax fees consist of fees for tax compliance and advice services.
ALL OTHER FEES
All other fees consist of subscription fees for an accounting research tool.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee generally pre-approves all audit and permissible non-audit related services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also adopt a policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. All of the services relating to the fees described in the table above were pre-approved by our Audit Committee.

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Age	Position(s)
Ian Siegel	51	Chief Executive Officer and Chairperson of the Board
Lora Bartolome	43	Senior Vice President, Accounting and Controller
Amy Garefis	43	Executive Vice President, Chief People Officer
Ryan Sakamoto	51	Executive Vice President, Chief Legal Officer and Secretary
Boris Shimanovsky	51	Executive Vice President, Chief Technology Officer
David Travers	48	President
Timothy Yarbrough	41	Executive Vice President, Chief Financial Officer
Ian Siegel has served as our Chief Executive Officer and a member of our Board of Directors since June 2010. Mr. Siegel’s biographical information is set forth above under the heading “Proposal 1: Election of Directors—Class I Directors.”
Lora Bartolome has served as our Senior Vice President of Accounting since March 2024 and Controller since January 2022. Ms. Bartolome previously served as our Vice President of Accounting from October 2020 to February 2024 and our Sr. Director of Accounting from January 2020 to October 2020. Prior to joining ZipRecruiter, Ms. Bartolome worked for Anschutz Entertainment Group, Inc., a sports and entertainment company, serving as Corporate Accounting Manager from 2012 to 2013, Sr. Manager, Corporate Finance and Accounting from 2014 to 2015, Director, Corporate Finance and Accounting from 2015 to 2018, and Senior Director, Corporate Finance and Accounting from 2018 to 2020. Ms. Bartolome was a Financial Reporting Manager at Vubiquity, Inc., a media and entertainment technologies, products, and services company, from 2010 to 2012, and an Audit Manager at Deloitte LLP, an accounting firm, from 2004 to 2010. Ms. Bartolome is a Certified Public Accountant (inactive) and holds a B.S. in Accounting and a B.S. in Business Administration with an Information Systems Emphasis from the University of Southern California.
Amy Garefis has served as our Executive Vice President, Chief People Officer since December 2022. Ms. Garefis previously served as our Executive Vice President, Chief Accounting Officer from December 2021 to April 2022, Controller from November 2013 to December 2021 and Senior Vice President of Accounting from July 2019 to December 2021, as well as other management positions with ZipRecruiter including Vice President of Accounting from June 2015 to July 2019. From 2011 to 2013, Ms. Garefis served as Vice President and Controller at Wedbush Securities, Inc., a financial services and investment firm. From 2008 to 2011, Ms. Garefis worked as an Accounting Manager at Sony Pictures Entertainment, Inc., an entertainment company. From 2002 to 2008, Ms. Garefis served as an Accounting Manager at Montgomery & Co., LLC, an investment bank. Ms. Garefis is a Certified Public Accountant (inactive) and holds a B.A. in Economics from the University of California, Santa Barbara.
Ryan Sakamoto has served as our Executive Vice President, Chief Legal Officer since July 2022 and Secretary since January 2021. Mr. Sakamoto previously served as our General Counsel from September 2016 to July 2022. From June 2015 to September 2016, Mr. Sakamoto served as General Counsel at Realty Mogul, Co., a real estate investment company. From 2011 to 2015, Mr. Sakamoto served as General Counsel and Chief Administrative Officer at Wedbush, Inc., a financial services and investment firm. From 2006 to 2011, Mr. Sakamoto served as Senior Vice President and General Counsel at Madison Tyler Holdings, LLC, a financial services company. From 2003 to 2004, Mr. Sakamoto served as Vice President and General Counsel at Coast Asset Management, LLC, an investment bank. From 2001 to 2003, Mr. Sakamoto worked as an attorney at McDermott, Will & Emery LLP, a law firm. From 1998 to 2001, Mr. Sakamoto worked as an attorney at Riordan & McKinzie LLP, a law firm. Mr. Sakamoto holds an A.B. in Social Studies from Harvard University, an M.B.A. from the University of California, Los Angeles, Anderson School of Management, and a J.D. from University of California, Berkeley School of Law.
Boris Shimanovsky has served as our Executive Vice President, Chief Technology Officer since June 2020. From April to June 2020, Mr. Shimanovsky served as Senior Vice President of Engineering at Foursquare Labs, Inc., a location data platform. From August 2008 to April 2020, Mr. Shimanovsky served as the Chief Technology Officer at Factual, Inc., a location data company. From 1998 to 2008, Mr. Shimanovsky served as Chief Technology Officer at Xap Corporation, an education company. From 1995 to 1998, Mr. Shimanovsky co-founded and worked at Chronos Software Group, a company that operated a suite of websites focused on software. Mr. Shimanovsky holds a B.S. in Physiological Science and an M.S. in Computer Science from the University of California, Los Angeles.
David Travers has served as our President since December 2021. Mr. Travers previously served as our Chief Financial Officer from 2015 to 2021. Mr. Travers is the Managing Partner of Basepoint Ventures, a venture capital firm, where he has served since 2014. From 2005 to 2024, Mr. Travers was a venture capital investor and Partner at Rustic Canyon Partners. From 2002 to 2003, Mr. Travers served as an Executive Assistant to the National Security Advisor in the White House. From 1999 to 2002, Mr. Travers worked in Strategic Planning at the Walt Disney Company. Mr. Travers holds a B.A. in International Relations from Stanford University and an M.B.A. from Harvard Business School.
Timothy Yarbrough has served as our Executive Vice President, Chief Financial Officer since December 2021. Mr. Yarbrough previously served as our Chief Business Officer from September 2020 to December 2021, as our Senior Vice President of Finance from February 2017 to September 2020 and as our Vice President of Finance from November 2014 to January 2017. From 2013 to 2014, Mr. Yarbrough served as the Director of Finance at Convertro, Inc., a business intelligence platform. Mr. Yarbrough previously has also held multiple financial, strategic and operational positions across several business segments at Qualcomm Inc., a semiconductor and telecommunications company, including as a Manager of Financial Planning and Analysis from 2011 to 2013, Finance Manager in Wireless Connectivity from 2009 to 2011, and as a Strategy & Finance Professional in the Strategic Finance group of FLO TV (a subsidiary of Qualcomm) from 2006 to 2009. Mr. Yarbrough holds a B.S. in Accounting from Oral Roberts University and an M.B.A. from the University of Wisconsin-Madison School of Business.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of ZipRecruiter. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of our investor relations website located at ziprecruiter-investors.com, or by writing to our Secretary at our offices at 604 Arizona Avenue, Santa Monica, CA 90401. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Board Composition
Our Board of Directors currently consists of seven members: Ian Siegel, Brie Carere, Mike Gupta, Yvonne Hao, Cipora Herman, Blake Irving and Emily McEvilly. As indicated in our Amended and Restated Bylaws, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by the Board of Directors. Any additional directorships resulting from an increase in the number of directors may be filled only by a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors.
Our Board of Directors is currently divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur.
Director Independence
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has affirmatively determined that each of Brie Carere, Mike Gupta, Yvonne Hao, Cipora Herman, Blake Irving and Emily McEvilly is an “independent director,” as defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.
To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Additionally, the Board may, either directly or upon the recommendation of the Nominating and Corporate Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.
The Nominating and Corporate Governance Committee and the Board of Directors believe that candidates for director should have certain minimum qualifications, including, without limitation:
•demonstrated business acumen and leadership, and high levels of accomplishment;
•experience with high-growth companies;
•ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;
•commitment to understand ZipRecruiter and its business, industry, and strategic objectives;
•integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•ability to read and understand financial statements and other financial information pertaining to ZipRecruiter;
•commitment to enhancing stockholder value;
•willingness to act in the interest of all stockholders; and
•for directors who are not current or former employees, independence under the NYSE listing standards and other applicable rules and regulations.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines whether candidates meet the qualifications desired by the committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider criteria such as independence, integrity, contribution to the range of backgrounds, perspectives, and experiences on the Board, knowledge about the Company’s business and industry, willingness and ability to devote adequate time and effort to the Board, ability to contribute to the Board’s overall effectiveness and the needs of the Board and its committees.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, ZipRecruiter, Inc., 604 Arizona Avenue, Santa Monica, CA 90401. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chairperson of the Board, chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 604 Arizona Avenue, Santa Monica, CA 90401, who will review all incoming communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Ms. Hao, Ms. Herman, and Mr. Irving, with Mr. Irving serving as chairperson. During 2024 and prior to July 31, 2024, Eric Liaw served as a member of the Compensation Committee until his resignation from the Board. During the times of their service during 2024, no member of our Compensation Committee is or has been an officer or employee of the Company.
During 2024, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity (other than the Company and its subsidiaries) that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Board Leadership Structure and Role in Risk Oversight
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Ian Siegel serves as both our Chief Executive Officer and Chairperson of the Board. The Board has carefully considered its leadership structure and determined that combining the positions of Chief Executive Officer and Chairperson of the Board currently serves the best interests of the Company and its stockholders. Specifically, the Board believes that Mr. Siegel is best situated to serve as Chairperson given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board, in coordination our lead independent director, leadership to focus its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.
We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer, the independent directors will elect a lead independent director. Our Corporate Governance Guidelines provide that the lead independent director’s responsibilities include, but are not limited to: calling separate meetings of the independent directors; coordinating with the Chairperson to set Board meeting agendas; and serving as the principal liaison between the Chairperson of the Board and the independent directors. Cipora Herman currently serves as our lead independent director.
Our Board of Directors and its committees are responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management. The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and oversees the management of financial and cybersecurity and other information technology risks. The Compensation Committee is responsible for overseeing the management of compensation-related risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest, as well as risks relating to corporate responsibility and sustainability. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Board’s Role in Strategic Oversight
Our Board of Directors is responsible for overseeing the development and execution of our long-term strategy and is regularly involved in our strategic planning process. The Board periodically reviews the Company’s progress against its strategic goals, including the three pillars of our long-term strategy, throughout the year and continuously provides valuable perspective on the strategic issues that are most important to ZipRecruiter.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.
Insider Trading Policy and Anti-Hedging and Anti-Pledging Policies
Our Board of Directors has adopted an Insider Trading Policy (the “policy”) and related procedures that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. The policy applies to all of our directors, officers, employees, and other covered persons (collectively, “Insiders”). In addition, pursuant to the policy, the Company must not transact in its securities unless in compliance with U.S. securities laws. A copy of the policy is filed as Exhibit 19.1 to our 2024 Form 10-K.
The policy provides that, generally, no Insider may trade in ZipRecruiter securities while in possession of material nonpublic information concerning our Company, or pass such information on to others outside of our Company. Insiders may transact in ZipRecruiter securities only during scheduled “trading windows,” subject to limited exceptions, as more fully described in the policy. In addition, our officers, directors and certain other employees designated as “Designated Insiders” under the policy may transact in ZipRecruiter securities only pursuant to a Rule 10b5-1 Plan or with pre-approval from our insider trading compliance officer.
The policy also prohibits our directors, officers, employees, other covered persons and any entities they control from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sale contracts, or contributing our securities to exchange funds in a manner that could be interpreted as hedging in our stock. In addition, the policy prohibits such parties from using or pledging our securities as collateral in a margin account or as collateral for a loan without approval from our insider trading compliance officer.
Attendance by Members of the Board of Directors at Meetings
There were four (4) meetings of the Board of Directors during the year ended December 31, 2024. During the year ended December 31, 2024, each director then in office attended at least 75% of the aggregate of (i) all meetings of the Board of Directors, and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. Four of our seven directors then serving on the Board of Directors attended the 2024 Annual Meeting of Stockholders.
Executive Sessions
The non-management members of the Board meet in regularly scheduled executive sessions. Cipora Herman, as the current lead independent director, presides over the regularly scheduled executive sessions at which she is present.
Committees of the Board
Our Board has established three standing committees (Audit, Compensation, and Nominating and Corporate Governance), each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees are set forth in the following table.

Name	Audit	Compensation	Nominating and Corporate Governance
Ian Siegel
Brie Carere*			Chair
Mike Gupta*	X
Yvonne Hao*	X	X
Cipora Herman*	Chair	X
Blake Irving*		Chair	X
Emily McEvilly*			X
*Independent director
Audit Committee
Our Audit Committee is comprised of Mike Gupta, Yvonne Hao, and Cipora Herman. Ms. Herman is the chairperson of our Audit Committee. Mr. Gupta, Ms. Hao, and Ms. Herman each meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. In addition, our Board of Directors has determined that each of Mr. Gupta, Ms. Hao, and Ms. Herman is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Each member of our Audit Committee is financially literate. Our Audit Committee is directly responsible for, among other things:
•selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our quarterly and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting, internal reporting or audit matters;
•considering the adequacy and effectiveness of our internal controls and internal audit function;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks;
•reviewing and overseeing our policies related to compliance risks;
•reviewing our cybersecurity and other information technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and respond to data breaches;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving or, as permitted, pre-approving all audit and non-audit related services to be performed by the independent registered public accounting firm.
Our Board of Directors has adopted an Audit Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com.
The Audit Committee met five (5) times during the year ended December 31, 2024.

Compensation Committee
Our Compensation Committee is comprised of Yvonne Hao, Cipora Herman, and Blake Irving. Mr. Irving is the chairperson of our Compensation Committee. Each member of this committee is an “independent director” for purposes of serving on the compensation committee under the NYSE rules, including the heightened independence standards for members of a compensation committee, and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board of Directors approve, the compensation and the terms of any compensatory agreements of our executive officers;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•reviewing and approving the implementation or revision of any compensation recoupment or “clawback” policies and administering any such policies, including making any determinations required therein; and
•reviewing our overall compensation strategy.
The Compensation Committee generally considers the recommendations of our Chief Executive Officer, Chief Financial Officer and Chief People Officer when making decisions regarding the compensation of non-employee directors and executive officers (provided that our Chief Executive Officer does not provide recommendations regarding his own compensation). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the sole authority and right to retain compensation advisors and other compensation consultants, accountants, legal counsel, experts, search firms and other advisors of its choice to assist in carrying out its responsibilities. Since 2018, the Board has engaged the compensation consulting firm Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist in making decisions regarding the amount and types of compensation to provide our executive officers. As part of this process, the Compensation Committee reviews a compensation assessment provided by Semler Brossy comparing our compensation to that of a group of peer companies within our industry and meets with Semler Brossy to discuss our executive compensation and to receive input and advice. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Semler Brossy and has determined that Semler Brossy’s work does not raise a conflict of interest.
Our Board of Directors has adopted a Compensation Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
The Compensation Committee met five (5) times during the year ended December 31, 2024.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Brie Carere, Blake Irving, and Emily McEvilly. Ms. Carere is the chairperson of our Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that Ms. Carere, Mr. Irving, and Ms. McEvilly each meet the definition of “independent director” under the NYSE rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board of Directors;
•recommending directors to serve on Board committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing succession plans for senior management positions, including the chief executive officer;
•reviewing proposed waivers of the Code of Business Conduct and Ethics for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the Board of Directors);
•evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and
•assisting our Board of Directors in overseeing any Company program relating to corporate responsibility and sustainability.
Our Board of Directors has adopted a Nominating and Corporate Governance Committee Charter, which is available in the “Governance” section of our investor relations website located at ziprecruiter-investors.com.
The Nominating and Corporate Governance Committee met four (4) times during the year ended December 31, 2024.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE APPROACH

Corporate and Social Responsibility
Our mission is to actively connect people to their next great opportunity. We work toward this mission with an understanding of our corporate responsibility to all of our stakeholders: employees, customers, job seekers, investors and the planet. By investing in our employees and culture, we build a strong, entrepreneurial space that fosters creativity and meaningful work. We take data protection and security very seriously and maintain high standards of governance. Our Nominating and Corporate Governance Committee includes oversight of programs relating to corporate responsibility and sustainability, including environmental, social and corporate governance matters.

Inclusion and Belonging

Our commitment to inclusion and belonging aligns with our mission to actively connect people to their next great opportunity. At ZipRecruiter, that means all people. We believe our Company is strengthened by a culture that embraces inclusion. Our Company supports and leads initiatives around training, education and recruiting that promote reduction of unconscious bias and inclusion of all identities. Our engaging employee-led and executive-sponsored Employee Resource Groups, which are open to all employees regardless of how they identify, promote community and belonging for our employees. We regularly conduct surveys regarding employee sentiment, well-being and engagement and review the results with management.

Our Team and Culture

At ZipRecruiter, we believe our employees drive our long-term success. Our management team sets our talent vision and strategy. Our Compensation Committee meets with management regularly to discuss our compensation, talent acquisition and retention strategies in addition to cultural topics including employee inclusion and engagement.

We foster an entrepreneurial culture of innovation, encouraging employees to take risks, challenge the status quo and do meaningful work. Our employees are encouraged to champion great ideas, embrace innovative approaches and use data to advocate for their point of view.

We are committed to keeping our employees rewarded, happy and engaged. We value high performance and focus on attracting and retaining results-oriented employees who are passionate about our mission. We use a variety of compensation tools to retain and reward employees whose achievements exceed our high expectations. We review compensation often to help keep our packages competitive to the market and we benchmark to promote fair and equitable pay practices. We have a robust benefits plan that offers medical and vision insurance in addition to dental benefits, fertility and adoption benefits, financial advisory services, mental health support and more. Our approach to benefits is holistic and includes wellness and mindfulness support, stress management, and financial planning. We also support a hybrid working environment, giving many employees the flexibility to work from either our offices or their homes. As we grow, we will continue to work on improving our employee experience and ensuring ZipRecruiter is a place where employees feel valued every day.

Sustainability

We believe in the importance of caring for the environment. We offer flexible and hybrid work from home opportunities for many employees, which decrease commute times. We are evaluating ways to optimize and minimize our carbon footprint where possible.

Data Privacy and Protection

We are committed to protecting the privacy of our employers’ and job seekers’ data and safeguarding our systems, networks and services against cybersecurity risks, such as loss, unauthorized access, or other misuses.

This is why we:

•Obtained a SOC 2 Type 2 report for the ZipRecruiter.com, ZipRecruiter Marketplace and Jobboard.io applications.

•Maintain an information security program taking into account industry-accepted security standards, applicable laws and regulations, and corporate policies and procedures.
•Have technical and organizational measures designed to protect our information systems and data from cybersecurity threats.
•Perform security and compliance vetting for all new applicable third-party service providers, and conduct security and compliance reviews of applicable existing service providers on an ongoing basis.
•Have cross-functional teams that regularly meet to review and discuss the company’s Security and Compliance programs.
•Conduct regular employee privacy and security awareness training and phishing simulation.
•Maintain a privacy program that is designed to comply with applicable privacy laws and frameworks, including U.S. state privacy laws such as the California Consumer Privacy Act (CCPA), the General Data Protection Regulation (GDPR), and the EU-U.S. Data Privacy Framework (EU-U.S. DPF), the UK Extension to the EU-U.S. DPF, and the Swiss-U.S. Data Privacy Framework.

More information about our privacy practices can be found in our Global Privacy Policy, and for California residents we provide further information in our California Privacy Notice. Additional information regarding our cybersecurity practices is provided under the caption “Cybersecurity” in the 2024 Form 10-K, as well as in our Security and Compliance page at ziprecruiter.global/en/security.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the Compensation Committee of our Board of Directors made the specific compensation decisions for our principal executive officer, our principal financial officer, and the executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated executive officers at the end of 2024, who we refer to collectively in this section as our Named Executive Officers.
For 2024, our Named Executive Officers were:

Name	Position(s)
Ian Siegel	Chief Executive Officer and Chairperson of the Board
Amy Garefis	Executive Vice President, Chief People Officer
Qasim Saifee(1)	Former Chief Operating Officer
Boris Shimanovsky	Executive Vice President, Chief Technology Officer
David Travers	President
Timothy Yarbrough	Executive Vice President, Chief Financial Officer
________________
(1)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024.
1. Executive Summary
ZipRecruiter is a two-sided marketplace for work that simplifies the job market for both job seekers and employers. Our mission is to actively connect people to their next great opportunity.
2024 Company Performance and Compensation Overview
Key business results from 2024 include:
•Our revenue was $474.0 million (compared to $645.7 million for the year ended December 31, 2023)
•We had a net loss of $12.9 million (compared to net income of $49.1 million for the year ended December 31, 2023)
•Our Adjusted EBITDA1 was $78.0 million (compared to $175.3 million for the year ended December 31, 2023)
Our executive compensation program is designed to attract, retain, and motivate a skilled leadership team to support our mission. We believe that our executive compensation program design supports these business objectives and aligns our leadership with our stockholders and broader stakeholders. For 2024, the program reflected the following:
•No changes to annual base salaries for our Named Executive Officers in 2024, except for the previously announced reinstatement of our Chief Executive Officer’s previous base salary effective March 1, 2024, following a 30% reduction of his base salary in 2023. See the section titled “—Elements of Our Named Executive Officers’ Direct Compensation—Base Salaries” for more detail.
•Our 2024 Annual Executive Incentive Plan (the “AEIP”) was tied directly to our short-term performance and therefore aligned with our Company goal of strategic growth. The 2024 AEIP also included personal award targets for certain Named Executive Officers based on individual performance. As employers experienced economic uncertainty and felt the impact of rising operating expenses and other macroeconomic headwinds, we continued to observe employers moderating hiring plans and reducing recruitment budgets, which resulted in a $171.7 million decrease in revenue for the year ended December 31, 2024 compared to the year ended December 31, 2023. As a result of this performance against Company pre-established revenue targets, the Company’s revenue equated to a Company Performance Award Attainment of 0% for 2024. For 2024, each Named Executive Officer with an AEIP personal award target achieved a Personal Award Attainment of 100%. See the section titled “—Elements of Our Named Executive Officers’ Direct Compensation—Incentive Bonuses” for more detail.
•We continued to emphasize equity compensation for our Named Executive Officers, which we believe incentivizes long-term value creation for our stockholders. We made equity grants pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”) in the form of time- and service-based Restricted Stock Units (“RSUs”) to each
1 Adjusted EBITDA is a non-GAAP financial measure and is defined and reconciled from generally accepted accounting principles in the United States of America (GAAP) on page 52 of the 2024 Form 10-K.

of our Named Executive Officers. See the section titled “—Elements of Our Named Executive Officers’ Direct Compensation—Equity Compensation—2024 Equity Awards” for more detail.
2. 2024 Compensation Elements
Generally, our executive compensation program consists of three principal elements – annual base salary, annual bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards.

Compensation Elements	Key Components	Objective and Alignment to Strategy
Base Salary	•Fixed cash	•Attract and retain top talent through market-competitive salary levels
Annual Bonus
•Variable cash payout based on Company performance against pre-established targets
•For eligible executives, variable cash payout based on individual performance, as determined by the Compensation Committee

•Incentivize achievement of annual business objectives and reward short-term performance
•Revenue performance metric aligns compensation with strategic growth
•Personal award metric aligns compensation with individual performance

Long-Term Equity Incentives	•Time- and service-based RSU awards typically vest over a four-year period	•Align the interests of executives with stockholders •Motivate long-term sustainable value creation •Promote retention of top talent
3. Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an annual basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What We Do	What We Don’t Do
We maintain an independent Compensation Committee and engage independent advisors.	We do not use “single-trigger” change in control benefits for our Named Executive Officers.
We conduct an annual executive compensation review.	We do not offer supplemental executive retirement plans.
We emphasize a “pay-for-performance” philosophy.	We prohibit hedging or, without the approval of our Chief Legal Officer, pledging of our equity securities by our employees, our Named Executive Officers, and the members of our Board of Directors.
We maintain stock ownership guidelines for our executive officers (including our Named Executive Officers) and non-employee members of our Board of Directors.	We do not provide reimbursements or “gross-ups” for excise tax payments.
We ensure succession planning.	We do not provide excessive perquisites for our Named Executive Officers.
We have an incentive compensation recovery (“clawback”) policy that is applicable to cash and equity incentive-based compensation.
We hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every year.

4. Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is to provide a competitive compensation program that attracts and retains talented executives, including our Named Executive Officers, and to motivate and reward them to meet or exceed our short-term and long-term strategic objectives, while simultaneously creating sustainable long-term value for our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:
•Attract, motivate, incentivize, and retain employees at the executive level who contribute to our long-term success.
•Provide competitive compensation packages to our executives.
•Reward the achievement of our business objectives.
•Align our executives’ interests with those of our stockholders by focusing on long-term incentive compensation in the form of equity awards that correlate with the growth of sustainable long-term value for our stockholders.
•Ensure that a meaningful portion of our Named Executive Officers’ annual target total direct compensation opportunity is “at-risk” and variable in nature.
To date, we have emphasized variable “at-risk” compensation through two separate compensation elements. First, we provide the opportunity to earn short-term incentives through participation in our AEIP, which is available to eligible executives (including our Named Executive Officers). The AEIP provides payments if our Named Executive Officers produce short-term results that meet or exceed certain pre-established annual financial targets for the Company and, for certain Named Executive Officers, based on individual performance, in each case in effect as determined from time to time by us and approved by our Board of Directors or Compensation Committee. Second, we grant RSU awards to our Named Executive Officers that typically vest over four years, the value of which depends on the value of our common stock, thereby incentivizing them to build sustainable long-term value for the benefit of our stockholders.
We believe this compensation program design provides balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term growth. We have not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. As our needs evolve and as circumstances require, we intend to reevaluate our executive compensation philosophy, primary objectives, and program design.
In addition, we hold our advisory vote on executive compensation (commonly known as a “say-on-pay” vote) every year, and hold our advisory vote on the frequency of say-on-pay votes (commonly known as “say-when-on-pay” vote) every six years. At our 2024 Annual Meeting of Stockholders, 99.9% of votes cast approved the compensation of our Named Executive Officers. The Compensation Committee considers stakeholder concerns and annually reevaluates our compensation practices to determine how they might be improved.
5. Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee has the overall responsibility for overseeing our compensation and benefits plans, policies, and practices generally and with respect to our Named Executive Officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices for alignment with our executive compensation philosophy, develops compensation-related strategies, makes decisions that it believes further our philosophy and/or align with compensation best practices, and reviews the performance of our Named Executive Officers and market practices and data when making decisions about our Named Executive Officers’ compensation.
Each year, the Compensation Committee evaluates our executive compensation program to determine if any changes are appropriate. The Compensation Committee also conducts an annual review of the compensation arrangements of our Named Executive Officers. The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually by the Compensation Committee and revised as warranted.
In making its decisions, including with respect to the compensation of our Named Executive Officers, the Compensation Committee retains an independent compensation consultant (as described in “—Role of Compensation Consultant” below) to provide support in its review and assessment of our executive compensation program.

To determine total target compensation, the Compensation Committee considers competitive market data provided by our independent compensation consultant, the performance of each individual executive for the last fiscal year, and our short- and long-term business and strategic goals.
Our independent compensation consultant presents and analyzes market data for each individual position and provides insight on market practices for the Compensation Committee, but does not make specific recommendations on individual Named Executive Officers. The Compensation Committee then determines compensation decisions for all executive officers in consideration of market data and Company and individual performance.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our Chief Executive Officer, Chief Financial Officer and Chief People Officer. Our management assists the Compensation Committee by providing information on corporate and individual performance and management’s perspective on compensation matters, other than with respect to our Chief Executive Officer. The Compensation Committee solicits and reviews our Chief Executive Officer’s proposals with respect to program structures, as well as our Chief Executive Officer’s recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our Named Executive Officers (except with respect to his own compensation) based on our Chief Executive Officer’s evaluation of their performance for the prior year.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other Named Executive Officers based on their overall performance and performance against business objectives established for them for the prior year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each Named Executive Officer are established by the Compensation Committee based on discussion and recommendations from our Chief Executive Officer and other Named Executive Officers.
Our Chief Executive Officer also attends meetings of the Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except for discussions involving his own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external, independent compensation consultant to assist it by providing information, analysis, market compensation data, and other advice for our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the Compensation Committee and its chairperson, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In 2024, the Compensation Committee again engaged Semler Brossy to serve as its compensation consultant to advise on executive compensation matters.
During 2024, Semler Brossy attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, which included the following:
•consultation with the Compensation Committee chairperson and other members between Compensation Committee meetings;
•review, research, and updating of our compensation peer group;
•an analysis of competitive market data for our executive positions, including our Named Executive Officer positions, and an evaluation of how the compensation we pay our executives compares both to our performance and to how the companies in our compensation peer group and/or selected broad-based compensation surveys compensate their executives;
•an analysis of the base salary levels, annual bonus opportunities, and long-term incentive compensation opportunities of our executives, including our Named Executive Officers;
•an analysis of competitive market data for the non-employee members of our Board of Directors and the competitiveness of the compensation for the non-employee members of our Board of Directors compared to those of our peers;
•review of market equity compensation practices, including an annual and multi-year burn rate analysis;
•advice on executive compensation trends within our industry, and updates on corporate governance and regulatory issues and developments; and
•support on other ad hoc matters throughout the year.

The terms of Semler Brossy’s engagement include reporting directly to the Compensation Committee chairperson. Semler Brossy also coordinated with our management for data collection and job matching for our executives. In 2024, Semler Brossy did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Semler Brossy to ensure that it believes that such firm is independent from management. This review process included a review of the services that Semler Brossy provided, the quality of those services, and the fees associated with the services provided during 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), NYSE Rule 303A.05(c)(iv), and such other factors as were deemed relevant under the circumstances, the Compensation Committee evaluated Semler Brossy’s independence and determined that no conflict of interest has arisen as a result of the work performed by Semler Brossy.
Peer Group
The Compensation Committee assesses each element of executive officer compensation against the compensation peer group, as discussed below, as well as taking into account Radford survey data. While the Compensation Committee does not establish pay levels based solely on competitive data and does not benchmark its compensation decisions to any particular level or against any specific member of the peer group, we believe market data is a helpful reference to support the Compensation Committee’s business judgement and assessment of other key factors.
Peer Group for 2024 Pay Decisions
In November 2023, the Compensation Committee, assisted by Semler Brossy, conducted a thorough review of our competitive peer group. In evaluating companies for inclusion, we specifically weighed the following criteria, among other factors:
•publicly traded companies headquartered in the United States and traded on a major U.S. stock exchange;
•software and internet companies with business economics and talent markets similar to ours;
•revenue similar to ours; and
•market capitalization similar to ours.
As a result, the Compensation Committee approved the following compensation peer group for purposes of 2024 compensation decisions, which was revised to include companies that are more similar to our anticipated revenue going forward:

Zendesk	GoDaddy	Paylocity	Ceridian
Dropbox	Anaplan	Coupa	Clear Secure
First Advantage	Sterling Check	Wix.com	Xperi
HireRight	LegalZoom	QuinStreet	ACV Auctions
Shutterstock	Commvault	Upwork	LiveRamp
Verra Mobility	Q2 Holdings	Momentive	SolarWinds
Eventbrite	LivePerson	PROS	8x8
Fastly	Cars.com	Yext	Quotient Technology
MediaAlpha
The Compensation Committee referenced competitive data from the group above when determining March 2024 equity awards, as well as setting non-equity compensation elements for 2024, for our Named Executive Officers.
The Compensation Committee also used data from a custom data set of U.S.-based software companies with revenues ranging from $250 million to $2.5 billion (including peer company participants) drawn from the Radford Global Technology Survey database. This data, with an adjustment to account for the Company’s anticipated future revenue, was used to evaluate the competitive market when determining the total direct compensation packages for our Named Executive Officers, including annual base salary, target annual bonus opportunities, and long-term incentive compensation opportunities.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Risk Oversight
The Compensation Committee reviews our compensation programs and practices to determine whether they create risks to us. We do not believe our current executive compensation program creates risks that are reasonably likely to have a material adverse effect on us. In addition, we have adopted a comprehensive clawback policy that applies to both cash and equity incentives and complies with the latest SEC rules and NYSE listing requirements.
6. Elements of Our Named Executive Officers’ Direct Compensation
For the year ended December 31, 2024, the compensation for our Named Executive Officers consisted of a base salary, annual incentive bonuses, and long-term equity awards. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.
Below is a more detailed summary of the current executive compensation program as it relates to our Named Executive Officers.
Base Salaries
The Named Executive Officers receive a base salary to compensate them for the services they provide to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities, and is reflected in the table below as of January 1, 2024 (except as described below with respect to Mr. Siegel).

Name	2024 Base Salary
Ian Siegel	$550,000
Amy Garefis	$370,000
Qasim Saifee(1)	$430,000
Boris Shimanovsky	$400,000
David Travers	$430,000
Timothy Yarbrough	$400,000
________________
(1)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024. The actual amount of base salary paid to Mr. Saifee prior to his resignation is set forth in the Summary Compensation Table below.
In response to market conditions and after reducing other discretionary expenses with a view toward driving long-term efficiency, effective June 1, 2023, in connection with a reduction in the Company’s global workforce by approximately 20%, Mr. Siegel agreed to a 30% reduction of his base salary. Effective March 1, 2024, in view of the Company’s and management’s performance during economic headwinds and future outlook of the Company, the Compensation Committee approved the reinstatement of Mr. Siegel’s previous base salary of $550,000. The base salaries of our other Named Executive Officers were unchanged in 2024 compared to 2023. The actual salaries paid to each Named Executive Officer for 2024 are set forth below in the Summary Compensation Table in the column entitled “Salary.”
Incentive Bonuses
The Named Executive Officers have the opportunity to earn bonuses through participation in our AEIP, which provides payments if our Named Executive Officers produce short-term results that meet or exceed certain pre-established annual financial targets for the Company and, for certain Named Executive Officers, based on individual performance, in each case in effect as determined from time to time by us and approved by our Board or the Compensation Committee. The AEIP was designed to further our objective of ensuring that a meaningful portion of our Named Executive Officers’ annual target total direct compensation opportunity is “at-risk” and variable in nature. Our Compensation Committee approved the AEIP for 2024 with the following “Total Target Award Percentages” as a percentage of base salary for each of our Named Executive Officers:

Participant	AEIP Target Company Performance Award Percentage	AEIP Target Personal Award Percentage	AEIP Total Target Award Percentage
Ian Siegel	125%	n/a	125%
Amy Garefis	48.75%	16.25%	65%
Qasim Saifee(1)	75%	n/a	75%
Boris Shimanovsky	48.75%	16.25%	65%
David Travers	75%	n/a	75%
Timothy Yarbrough	65%	n/a	65%
________________
(1)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024 and was not eligible to receive a payment under the 2024 AEIP.
Attainment of the “Target Company Performance Award Percentages” for the AEIP mentioned above was based on the Company’s revenue for 2024. The Compensation Committee chose revenue as the criteria for the incentive bonuses under the AEIP because it views revenue to be the best measure of the Company’s performance in the short-term, consistent with the Company’s goal of achieving strategic growth. These revenue targets will be prorated for performance between the threshold, target and maximum levels below as follows:

Company Revenue	Company Performance Award Attainment
Less than $500.0m	0%
$500.0m	10%
$600.0m	100%
$710.0m or greater	200%
For 2024, the Company achieved revenue of $474.0 million, resulting in a Company Performance Award Attainment of 0%.
Attainment of the “Target Personal Award Percentages” for the AEIP was based on each Named Executive Officer’s individual performance during 2024, if applicable. The Compensation Committee discusses the individual performance of each applicable Named Executive Officer and, in determining Target Personal Award Attainment, considers factors such as achievement of individual performance milestones, the Named Executive Officer’s impact on his or her respective team, leadership, and overall contributions to the Company. The Compensation Committee reserves the right to reduce or increase the Target Personal Award Attainment applicable to any Named Executive Officer in cases of individual underperformance, exceptional performance, and on a case-by-case basis.
For 2024, the Compensation Committee determined that each Named Executive Officer with a Target Personal Award achieved a Personal Award Attainment of 100%.
The Target Award for each of our Named Executive Officers is determined by multiplying his or her Total Target Award Percentage by his or her annualized base salary for 2024.
The Final Award of each of our Named Executive Officers was the sum of (i) the Company Performance Award and, if applicable, (ii) the Personal Award, determined as follows:
•The Company Performance Award was determined by multiplying the Company Performance Award Attainment by the applicable Target Company Performance Award Percentage, multiplied by each Named Executive Officer’s base salary.
•For Ms. Garefis and Mr. Shimanovsky, the Personal Award was determined by multiplying the Personal Award Attainment percentage by the applicable Target Personal Award Percentage, multiplied by each such Named Executive Officer’s base salary.

As a result, the following cash bonuses were payable to our Named Executive Officers who were eligible to receive awards under the 2024 AEIP:

Named Executive Officer	2024 AEIP Total Target Award Opportunity (as a percentage of base salary)	AEIP Target Annual Bonus ($)	AEIP Earned Annual Bonus ($)
Ian Siegel	125%	653,125	—
Amy Garefis	65%	240,500	60,125
Boris Shimanovsky	65%	260,000	65,000
David Travers	75%	322,500	—
Timothy Yarbrough	65%	260,000	—
Equity Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our Named Executive Officers to create long-term value for our stockholders. Equity awards also help us retain and reward qualified executives in a competitive market. Typically, we have granted equity awards to our Named Executive Officers as part of the Compensation Committee’s annual review of our executive compensation program.
For 2024, the Compensation Committee sought to retain, motivate, and reward our Named Executive Officers for long-term increases in the value of our common stock and, thereby, to align their interests with those of our stockholders, using RSU awards with time- and service-based vesting requirements that may be settled for shares of our common stock. We grant RSU awards because they enable us to incentivize and retain our Named Executive Officers using fewer shares of our common stock than would be necessary if we used stock options and because they have value to the recipient even in the absence of stock price appreciation.
The Compensation Committee considers the retention value of the equity compensation held by the Named Executive Officer, the cash compensation received by the Named Executive Officer, a competitive market analysis prepared by Semler Brossy, the recommendations of our Chief Executive Officer (except with respect to his own equity awards), the amount of equity compensation held by the Named Executive Officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), as well as the other factors described in “Compensation-Setting Process—Peer Group” above. Based upon these factors, the Compensation Committee has exercised its judgment to determine the size of each award at levels it considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
As previously disclosed, Mr. Siegel was granted a performance-based equity award in 2021 that was subsequently cancelled in December 2023 without any of the applicable performance milestones being met. In light of this cancellation, the Compensation Committee determined to better align Mr. Siegel’s compensation with market while still tying a substantial portion of his annual compensation to the value of our common stock in order to continue to align his interests with those of our stockholders. Therefore, the Compensation Committee granted Mr. Siegel an annual equity award on the same terms as applicable to the annual equity awards granted to our other executive officers.

•2024 Equity Awards
The equity awards granted to our Named Executive Officers under the 2021 Plan in March 2024 are reflected in the table below. Note that beginning in 2024, the Compensation Committee determined to provide Mr. Siegel with a market-aligned annual equity award on the same terms as for other executives in light of the cancellation of his performance-based RSUs that were granted in 2021.

Participant	Number of RSUs	RSU Vesting Schedule	Value of 2024 RSU Grants ($)(1)
Ian Siegel	413,800	(2)	5,131,120
Amy Garefis	72,850	(2)	915,725
Qasim Saifee(3)	344,850	(2)	4,334,765
Boris Shimanovsky	179,300	(2)	2,253,801
David Travers	331,050	(2)	4,161,299
Timothy Yarbrough	177,150	(2)	2,226,776
________________
(1)The amounts reported in this column represent the grant date fair value of RSUs granted to our Named Executive Officers as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and excluding the effect of estimated forfeitures. The aggregate grant date fair value for the RSUs was based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the day prior to the date of grant. Note that the amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our Named Executive Officers from such RSUs.
(2)The RSU awards vest 1/16th on each quarterly vesting date following the March 1, 2024 vesting commencement date, subject to our Named Executive Officer’s continued service to us as of each vesting date. The quarterly vesting dates are March 15, June 15, September 15, and December 15 of each calendar year such that the first installment of the RSUs granted to our Named Executive Officers in 2024 vested on March 15, 2024. The RSUs represent awards under our 2021 Plan and are subject to a double trigger accelerated vesting of 100% of the unvested portion of the RSUs upon a qualifying termination of employment, as described in the section titled “—Agreements with our Named Executive Officers.”
(3)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024, and as of such date all unvested RSUs held by Mr. Saifee were forfeited.
7. Other Benefits Available to Our Named Executive Officers
Retirement Plans
Our Named Executive Officers are eligible to participate in our employee benefit plans, including our 401(k) plan, on the same basis as our other employees. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made.
Employee Benefits and Perquisites
Our Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, vision, group life, disability and accidental death and dismemberment insurance plans and dental benefit plan, in each case on generally the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our Named Executive Officers, except in limited circumstances. The Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.
Tax gross-ups
We do not provide tax gross-ups to our executive officers, other than nominal amounts provided on the same basis to all employees in connection with awards pursuant to our peer recognition program as well as in connection with wellness stipends.
8. Stock Ownership Guidelines
In October 2021, we adopted stock ownership guidelines that are applicable to our executive officers, including our Named Executive Officers, which we believe align their interests with those of our stockholders and promote a long-term perspective in managing our Company. Our executive officers are expected to satisfy the applicable guidelines set forth below within five years of the later of (i) the adoption of such guidelines, and (ii) the date of such individual’s appointment to a position with the Company that is subject to such guidelines, and to hold at least such minimum value in shares of

Common Stock for so long as they are an executive officer. As of December 31, 2024, each Named Executive Officer either met or exceeded their ownership goal or was within the five-year period allowed to meet the guidelines.

Position	Value of Common Stock to be Owned
CEO	6X annual base salary
COO and CFO	3X annual base salary
Other Executive Officers	1X annual base salary
9. Agreements with Our Named Executive Officers
Offer Letters
We are a party to offer letters with each of our Named Executive Officers setting forth the terms and conditions of employment of each Named Executive Officer. These letters provide for at-will employment, standard benefit plan eligibility, and each Named Executive Officer’s eligibility to receive certain severance payments and benefits as set forth in a separate change in control and severance agreement, as described below.
Severance Arrangements
We have entered into change in control and severance agreements with each of our executive officers, including our Named Executive Officers, which provide for the following benefits if the executive is terminated by us without cause (as such term is defined in the change in control and severance agreement) outside of a change in control (as such term is defined in the change in control and severance agreement) in exchange for a customary release of claims: (1) a lump sum severance payment of six months’ base salary, (2) a lump sum payment equal to the executive officer’s then-current target bonus opportunity on a prorated basis, and (3) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for a period of twelve months.
If the executive officer’s employment is terminated by us without cause or by the executive for good reason within the three months preceding a change in control or within the 12 months following a change in control, the change in control and severance agreements provide the following benefits in exchange for a customary release of claims: (1) a lump sum severance payment of twelve months’ base salary, (2) a lump sum payment equal to 100% of the executive officer’s then-current target bonus opportunity on a prorated basis, (3) 100% acceleration of any then-unvested equity awards, other than awards that vest on the satisfaction of performance criteria; provided, however, with respect to any outstanding equity awards that would vest only upon satisfaction of performance criteria, such awards shall accelerate and become vested and exercisable as if such awards had been achieved at the greater of (x) actual achievement (if measurable on the date of termination) or (y) target levels, and (4) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for a period of twelve months.
Each change in control and severance agreement is in effect for three years, with automatic renewal unless we notify such executive officer of non-renewal at least three months prior to expiration. The benefits under the change in control and severance agreements are payable only to the extent greater than and not in duplication of any other cash severance and vesting acceleration arrangements.
Mr. Saifee did not receive any severance payments or benefits under his change in control and severance agreement or otherwise in connection with his resignation from his position as our Chief Operating Officer effective April 30, 2024.
10. Compensation Recovery Policy
In October 2023, our Board of Directors adopted, and our Committee Compensation administers, a compensation recovery policy (the “Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by NYSE rules and the SEC’s rules and regulations policy. The Clawback Policy requires us to recover certain cash or equity-based incentive-based compensation (as defined in the Clawback Policy) paid or granted to our current and former officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable NYSE rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97 to our 2024 Form 10-K.

11. Policy Regarding Options and Similar Equity Awards
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards, and we have not granted our Named Executive Officers stock options since 2018. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
12. Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986 in designing, establishing and implementing our executive compensation policies and practices. Section 162(m) imposes limitations on the deductibility for corporate federal income tax purposes of compensation in excess of $1 million paid to any person who has served as chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. As a result, we expect that compensation awarded to our Named Executive Officers will not be deductible to the extent it is in excess of the $1 million threshold. In determining the form and amount of compensation for our Named Executive Officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including Section 162(m).
While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
Accounting Considerations
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
13. Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the section titled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to ZipRecruiter’s Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement.
Blake Irving (Chair)
Yvonne Hao
Cipora Herman

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our Named Executive Officers during the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Fiscal Year	Salary ($)		Stock Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Ian Siegel Chief Executive Officer	2024	522,500	(3)	5,131,120	—		11,458	5,665,078
	2023	453,750	(4)	—	—		11,126	464,876
	2022	550,000		—	536,250	(5)	9,905	1,096,155
Amy Garefis Executive Vice President, Chief People Officer	2024	370,000		915,725	60,125	(6)	12,248	1,358,098
	2023	370,000		2,367,000	—		11,393	2,748,393
	2022	342,500		2,056,000	217,059	(5)	10,313	2,625,872
Qasim Saifee Chief Operating Officer(7)	2024	143,333		4,334,765	—		1,266	4,479,364
	2023	430,000		4,804,875	—		3,945	5,238,820
	2022	430,000		—	314,438	(5)	9,905	754,343
Boris Shimanovsky Executive Vice President, Chief Technology Officer	2024	400,000		2,253,801	65,000	(6)	9,214	2,728,015
	2023	400,000		2,570,625	—		12,314	2,982,939
David Travers President	2024	430,000		4,161,299	—		6,556	4,597,855
	2023	430,000		4,804,875	—		10,530	5,245,405
	2022	430,000		2,056,000	314,438	(5)	10,134	2,810,572
Timothy Yarbrough Executive Vice President, Chief Financial Officer	2024	400,000		2,226,776	—		11,962	2,638,738
	2023	400,000		4,168,125	—		10,950	4,579,075
	2022	400,000		2,056,000	253,500	(5)	13,645	2,723,145
________________
(1)The amounts reported in this column represent the grant date fair value of RSUs granted to our Named Executive Officers during fiscal year 2024 as computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by our Named Executive Officers from such RSUs. For additional information on the assumptions used to estimate the fair value of the awards, see Note 2 “Basis of Presentation, Principles of Consolidation, and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 16 “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in the 2024 Form 10-K.
(2)The amounts reported represent (i) nominal tax gross-ups provided to our executive officers on the same basis provided to all employees in connection with awards pursuant to our peer recognition program as well as in connection with wellness stipends, (ii) wellness stipends, (iii) group term life insurance premiums, (iv) awards pursuant to our peer recognition program, and (v) contributions to our 401(k) plan.
(3)The amount reported reflects the reinstatement of Mr. Siegel’s base salary effective March 1, 2024.
(4)The amount reported reflects a 30% reduction of Mr. Siegel’s base salary effective June 1, 2023.
(5)The amounts reported represent performance-based cash bonuses under our 2022 Annual Incentive Plan and our 2022 AEIP.
(6)The amounts reported represent performance-based cash bonuses under our 2024 AEIP. For additional information regarding non-equity incentive plan compensation, see the section titled “Compensation Discussion and Analysis—Elements of Our Named Executive Officers’ Direct Compensation—Incentive Bonuses.”
(7)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024.

Grants of Plan-Based Awards in 2024
The following table provides information about awards granted in 2024 to each of our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)
Name	Grant Date	Threshold	Target	Maximum		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Ian Siegel	—	65,313	653,125	1,306,250	(1)
	3/12/2024					413,800	5,131,120
Amy Garefis	—	24,050	240,500	481,000	(1)
	3/8/2024					72,850	915,725
Qasim Saifee		32,250	322,500	645,000	(1)
	3/8/2024					344,850(3)	4,334,765
Boris Shimanovsky	—	26,000	260,000	520,000	(1)
	3/8/2024					179,300	2,253,801
David Travers	—	32,250	322,500	645,000	(1)
	3/8/2024					331,050	4,161,299
Timothy Yarbrough	—	26,000	260,000	520,000	(1)
	3/8/2024					177,150	2,226,776
________________
(1)Amount represents the potential annual cash incentive award under our 2024 AEIP for each of our Named Executive Officers. Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024 and therefore was ineligible to earn an annual cash incentive award under the 2024 AEIP. Additional information regarding the 2024 AEIP is set forth in “Compensation Discussion and Analysis—Elements of Our Named Executive Officers’ Direct Compensation—Incentive Bonuses.” See the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for actual amounts earned under the 2024 AEIP by each of our Named Executive Officers.
(2)Amounts represent the aggregate grant date fair values of the equity awards calculated in accordance with ASC Topic 718. All equity awards were granted under the 2021 Plan. The aggregate grant date fair value for the RSUs was based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the day prior to the date of grant. This calculation is performed for accounting purposes and reported in the table and does not necessarily reflect the value that may be realized by the executive with respect to the awards. For additional information on the assumptions used to estimate the fair value of the awards, see Note 2 “Basis of Presentation, Principles of Consolidation, and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 16 “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in the 2024 Form 10-K.
(3)Upon Mr. Saifee’s resignation from his position as our Chief Operating Officer, all unvested RSUs held by Mr. Saifee were forfeited.

Outstanding Equity Awards at Year-End Table
The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2024. For additional information regarding incentive plan awards, please refer to “Compensation Discussion and Analysis” above. Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024, and as of such date all unvested equity awards held by Mr. Saifee were forfeited; as a result, he is not included in the table below.

				Option Awards				Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ian Siegel	3/12/2024	(1)(7)	3/1/2024	—	—	—	—	310,348	2,246,920	—	—
Amy Garefis	7/30/2018	(2)(6)	7/16/2018	22,533	—	5.53	7/29/2028	—	—	—	—
	2/18/2022	(1)(7)(8)	12/15/2021	—	—	—	—	18,750	135,750	—	—
	2/14/2023	(1)(7)(8)	12/1/2022	—	—	—	—	9,359	67,759	—	—
	2/14/2023	(1)(7)(8)	1/1/2023	—	—	—	—	41,896	303,327	—	—
	3/8/2024	(1)(7)(8)	3/1/2024	—	—	—	—	54,636	395,565	—	—
Boris Shimanovsky	10/4/2021	(1)(7)(8)	10/1/2021	—	—	—	—	18,750	135,750	—	—
	2/14/2023	(1)(7)(8)	1/1/2023	—	—	—	—	57,122	413,563	—	—
	3/8/2024	(1)(7)(8)	3/1/2024	—	—	—	—	134,472	973,577	—	—
David Travers	2/4/2016	(2)(4)	8/17/2015	223,388	—	0.84	2/3/2026	—	—	—	—
	12/12/2017	(2)(5)	7/1/2017	268,947	—	3.70	12/11/2027	—	—	—	—
	2/18/2022	(1)(7)(8)	12/15/2021	—	—	—	—	18,750	135,750	—	—
	2/14/2023	(1)(7)(8)	1/1/2023	—	—	—	—	106,774	773,044	—	—
	3/8/2024	(1)(7)(8)	3/1/2024	—	—	—	—	248,286	1,797,591	—	—
Timothy Yarbrough	7/30/2018	(2)(6)	7/16/2018	67,412	—	5.53	7/29/2028	—	—	—	—
	7/30/2018	(2)(6)	7/16/2018	22,588	—	5.53	7/29/2028	—	—	—	—
	2/18/2022	(1)(7)(8)	12/15/2021	—	—	—	—	18,750	135,750	—	—
	2/14/2023	(1)(7)(8)	1/1/2023	—	—	—	—	92,624	670,598	—	—
	3/8/2024	(1)(7)(8)	3/1/2024	—	—	—	—	132,862	961,921	—	—
________________
(1)Awards were granted under the 2021 Plan and are for shares of Class A common stock.
(2)Awards were granted under our Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) and are for shares of Class B common stock.
(3)The market value of unvested RSUs outstanding as of December 31, 2024 is calculated by multiplying the number of shares subject to such awards by the closing price of our Class A common stock on December 31, 2024, which was $7.24.
(4)This option was 100% vested on August 17, 2019.
(5)This option was 100% vested on July 1, 2021.
(6)This option was 100% vested on July 16, 2022.
(7)The RSU awards will vest 1/16th on each quarterly vesting date following the vesting commencement date, subject to our Named Executive Officer’s continued service to us as of each vesting date. The quarterly vesting dates are March 15, June 15, September 15, and December 15 of each calendar year. These RSU awards are subject to a double trigger accelerated vesting of 100% of the unvested portion of the RSUs upon a qualifying termination of employment within the period commencing three months prior to and ending 12 months following a change in control under the change in control and severance agreements, as described in the section titled “Compensation Discussion and Analysis—Agreements with our Named Executive Officers—Severance Arrangements.”
(8)The time- and service-based requirements are also subject to a double trigger accelerated satisfaction of 100% of the not yet satisfied portion upon a qualifying termination of employment upon or within 12 months after a Change in Control (as defined in the RSU award).

Option Exercises and Stock Vested
The following table sets forth information with respect to Named Executive Officers concerning the exercise of stock options and vesting of stock awards during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Ian Siegel	—	—	103,452	1,030,382
Amy Garefis	5,500	13,695	78,517	782,033
Qasim Saifee	72,332	251,054	50,839	638,029
Boris Shimanovsky	—	—	167,142	1,736,234
David Travers	180,000	1,841,121	207,652	2,068,214
Timothy Yarbrough	—	—	128,100	1,288,876
________________
(1)Represents the difference between fair market value of our stock underlying the options at exercise and the exercise price of the option.
(2)Reflects the product of the number of shares of stock vested multiplied by the closing price of our Class A common stock on the date prior to the vesting date.
Equity Incentive Arrangements
Existing Equity Plans
We currently maintain our 2021 Plan. Following the effectiveness of the 2021 Plan, no further grants will be made under either the 2012 Equity Incentive Plan or the 2014 Plan, though RSUs and option awards remain outstanding under the 2014 Plan.
We also maintain our 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective in connection with our direct listing in May 2021. Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, provided that the administrator may adopt sub-plans under the ESPP designed to be outside of the scope of Section 423 for participants who are non-U.S. residents.
The ESPP allows eligible employees the option to purchase shares of the Company’s Class A common stock at a 15% discount through payroll deductions of their eligible compensation, subject to certain plan limitations. The ESPP provides for six-month offering periods beginning February and August of each fiscal year. On each purchase date, eligible employees purchase the Company’s stock at a price per share equal to 85% of the lesser of the fair market value of the Company’s Class A common stock on (i) the offering date or (ii) the purchase date.
We initially reserved 1,333,059 shares of our Class A common stock for issuance and sale under the ESPP. The number of shares reserved for issuance and sale under our ESPP will increase automatically on January 1 of each of 2022 through 2031 by the number of shares equal to 1% of the aggregate number of outstanding shares of our Class A common stock and preferred stock as of the immediately preceding December 31, or a lesser number as may be determined by our Compensation Committee, or by our Board of Directors acting in place of our Compensation Committee. Subject to stock splits, recapitalizations, or similar events, no more than 13,330,590 shares of our Class A common stock may be issued over the term of the ESPP. As of the date hereof, 4,472,519 shares of our Class A common stock have been reserved for issuance under the ESPP.
In January 2025, the Compensation Committee approved the suspension of our ESPP following the completion of the purchase of shares of our common stock for the offering period that ended February 14, 2025.

Potential Payments Upon Termination or Change in Control
We have entered into change in control and severance agreements with each of our Named Executive Officers, as described in more detail above in “Compensation Discussion and Analysis—Agreements with Our Named Executive Officers—Severance Arrangements.” The following table provides information concerning the estimated payments and benefits that would be provided under various termination scenarios for each of our Named Executive Officers pursuant to such agreements other than Mr. Saifee, as well as under the terms of any outstanding equity awards. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2024, and the price per share of our Class A common stock is the closing price as of December 31, 2024 ($7.24). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date. Mr. Saifee did not receive any severance payments or benefits in connection with his resignation from his position as our Chief Operating Officer effective April 30, 2024, and is not reflected in the table below.

	Upon Qualifying Termination—Outside of Change in Control Period(1)			Upon Qualifying Termination—During Change in Control Period(2)
Name	Cash Severance ($)(3)	Benefits ($)(4)	Total ($)	Cash Severance ($)(3)	Stock Awards ($)(5)	Benefits ($)(4)	Total ($)
Ian Siegel	928,125	27,338	955,463	1,203,125	2,246,920	27,338	3,477,383
Amy Garefis	425,500	24,425	449,925	610,500	902,401	24,425	1,537,326
Boris Shimanovsky	460,000	27,338	487,338	660,000	1,522,891	27,338	2,210,229
David Travers	537,500	27,338	564,838	752,500	2,706,384	27,338	3,486,222
Timothy Yarbrough	460,000	24,425	484,425	660,000	1,768,269	24,425	2,452,694
(1)    Pursuant to the terms of the change in control and severance agreements with each of our Named Executive Officers, upon a Named Executive Officer’s termination of employment without “cause” (as defined in the change in control and severance agreements), each Named Executive Officer will receive a lump sum cash severance payment equal to the sum of six months’ base salary and a prorated target bonus for the year in which the termination of employment occurs, along with Company payment for up to 12 months of COBRA premiums associated with the Named Executive Officer’s (and, if applicable, his or her eligible dependents’) continued coverage under the Company’s health, dental and vision plans, subject to the Named Executive Officer’s execution of a release of claims.
(2)     Pursuant to the terms of the change in control and severance agreements with each of our Named Executive Officers, upon a Named Executive Officer’s termination of employment without “cause” or resignation for “good reason” within three months prior to or 12 months following a “change in control” (each such quoted term as defined in the change in control and severance agreements), each Named Executive Officer will receive (i) a lump sum cash severance payment equal to the sum of 12 months’ base salary and a prorated target bonus for the year in which the termination of employment occurs, (ii) Company payment for up to 12 months of COBRA premiums associated with the Named Executive Officer’s (and, if applicable, his or her eligible dependents’) continued coverage under the Company’s health, dental and vision plans, and (iii) accelerated vesting of outstanding equity awards (based on the greater of actual or target performance for any performance-based awards), subject to the Named Executive Officer’s execution of a release of claims.
(3)    The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2024 and the severance amount related to target annual bonuses was determined based on the target annual bonuses under the 2024 AEIP. Although the change in control and severance agreements provide for payment of a prorated target bonus upon a qualifying termination of employment, the target bonuses payable to the Named Executive Officers are included in the table because the Named Executive Officers would have been employed for the full year if their termination occurred on December 31, 2024.
(4)     The COBRA premium amount is based on the premiums in effect on December 31, 2024 and each applicable Named Executive Officer’s elections in place on such date, which are assumed for purposes of this table to remain the same throughout the period for which the COBRA reimbursement would be available.
(5)    The value of accelerated RSUs is calculated by multiplying the number of RSUs accelerated by $7.24, the closing price per share of our Class A common stock on December 31, 2024. The value of accelerated equity awards covering Class B common stock was also calculated using the foregoing methodology because our Class B common stock is not publicly traded.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our other Named Executive Officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Compensation Discussion and Analysis.” The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s Named Executive Officers; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

					Value of Initial Fixed $100 Investment Based On(6):
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(3)(4)	Average Summary Compensation Table Total for non-PEO NEOs ($)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(3)(5)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($)(7)	Revenue ($)(8)
2024	5,665,078	3,811,260	3,160,414	238,032	34.72	52.81	(12,854,000)	474,001,000
2023	464,876	(14,017,110)	4,511,560	2,677,586	66.67	51.23	49,098,000	645,722,000
2022	1,096,155	(7,361,047)	2,228,483	1,368,571	78.75	36.70	61,494,000	904,649,000
2021	35,189,890	34,355,976	6,874,618	11,091,444	119.62	86.01	3,600,000	741,141,000
____________________
(1)     Ian Siegel has been our Chief Executive Officer since June 2010.
(2)     The individuals comprising the Non-PEO NEOs for each year are listed below:

2021	2022	2023	2024
Qasim Saifee	Amy Garefis	Qasim Saifee	Amy Garefis
David Travers	Qasim Saifee	Boris Shimanovsky	Qasim Saifee
	David Travers	David Travers	Boris Shimanovsky
	Timothy Yarbrough	Timothy Yarbrough	David Travers
Timothy Yarbrough
(3)     The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns has been estimated pursuant to the guidance in FASB ASC Topic 718 by reference to: (1) for time- and service-based RSU awards, the Company’s closing price on applicable year-end dates or, in the case of vesting dates, the closing price on the vesting date; (2) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%; and (3) for the CEO Grant (as defined below), Monte Carlo simulation models. For additional information on the assumptions used to estimate the fair value of the awards, see Note 2 “Basis of Presentation, Principles of Consolidation, and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 16 “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in the 2024 Form 10-K.

(4)     Compensation Actually Paid to our PEO, Mr. Siegel, reflects the following adjustments from Total compensation reported in the Summary Compensation Table for the years set forth in the table below:

Prior FYE	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Current FYE	12/31/2021	12/31/2022	12/31/2023	12/31/2024
Fiscal Year	2021	2022	2023	2024
Summary Compensation Table Total	$35,189,890	$1,096,155	$464,876	$5,665,078
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(24,425,697)	$—	$—	$(5,131,120)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$22,791,698	$—	$—	$2,246,920
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$—	$(8,309,712)	$—	$—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$800,085	$(147,490)	$—	$1,030,382
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$—	$—	$—	$—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(a)	$—	$—	$(14,481,986)	$—
Compensation Actually Paid	$34,355,976	$(7,361,047)	$(14,017,110)	$3,811,260
(a)    In consultation with Semler Brossy, the Compensation Committee designed a performance-based RSU award (the “CEO Grant”) for Mr. Siegel, whom it considered critical to retain in light of his demonstrated outstanding and exceptional capabilities as Chief Executive Officer since our Company’s inception in 2010. Accordingly, in April 2021 and prior to the Company’s direct listing, we granted Mr. Siegel the CEO Grant, which provided Mr. Siegel the opportunity to earn a maximum of 1,398,000 RSUs upon the satisfaction of certain rigorous price target goals and service conditions.
The Compensation Committee considered that, because the vesting of the CEO Grant was tied to achieving aggressive stock price milestones compared to our then-current stock price, which were established prior to our direct listing and without reference to any public trading activity, the CEO Grant was no longer fulfilling its objective of incentivizing our Chief Executive Officer to create sustainable long-term value for our stockholders. Accordingly, in December 2023, we entered into a cancellation agreement with Mr. Siegel, which provided for the cancellation of the CEO Grant. As of the date of the cancellation agreement, none of the performance milestones had been met. Accordingly, Mr. Siegel had not yet earned any of the shares of our common stock pursuant to the CEO Grant. Mr. Siegel did not receive an equity grant in 2023 under the 2021 Plan in light of the then outstanding CEO Grant.
The change in fair value of prior fiscal year-end stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during 2023 reflects the cancellation of the CEO Grant in December 2023.

(5)     Compensation Actually Paid to Non-PEO NEOs reflects the following adjustments from Total compensation reported in the Summary Compensation Table for the years set forth in the table below:

Prior FYE	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Current FYE	12/31/2021	12/31/2022	12/31/2023	12/31/2024
Fiscal Year	2021	2022	2023	2024
Average Summary Compensation Table Total	$6,874,618	$2,228,483	$4,511,560	$3,160,414
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(6,326,448)	$(1,542,000)	$(4,087,125)	$(2,778,473)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,657,545	$846,656	$1,893,687	$825,731
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,444,580	$(255,866)	$(215,145)	$(509,856)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$1,363,281	$418,922	$694,600	$432,768
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$3,077,868	$(327,624)	$(119,991)	$(299,364)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$(593,188)
Average Compensation Actually Paid	$11,091,444	$1,368,571	$2,677,586	$238,032
The amounts reported above include grants under our 2021 AEIP for each officer that elected to receive his or her award in the form of RSUs instead of cash. Pursuant to the terms of the 2021 AEIP, other than our Chief Executive Officer, whose award must be issued as RSUs, each of our Named Executive Officers was eligible to receive a bonus in the form of cash or in the form of RSUs, at the individual’s sole election. The 2021 AEIP awards were recognized as fully vested as of December 31, 2021 in accordance with ASC 718 but were granted in February 2022 and the underlying shares were issued in March 2022. For purposes of calculating the Average Compensation Actually Paid, the unvested awards were considered granted and unvested as of December 31, 2021 and the vesting of the 2021 AEIP was recognized as of March 15, 2022.
During the year ended December 31, 2021, one Non-PEO NEO received the right to early exercise their options prior to the vesting date as stipulated in their options agreement. For purposes of calculating the Average Compensation Actually Paid, we recognized the vesting of the early exercised options at the date on which they legally vested in accordance with the terms of the agreement.
The change in fair value of prior fiscal year-end stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during 2024 reflects forfeitures related to Mr. Saifee’s resignation from his position as our Chief Operating Officer effective April 30, 2024. Upon his resignation, all unvested RSUs held by Mr. Saifee were forfeited.
(6)     The Peer Group TSR set forth in this table utilizes the Standard & Poor’s Internet Select Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the 2024 Form 10-K. The comparison assumes $100 was invested for the period starting May 26, 2021 (the date our Class A common stock commenced trading on the NYSE), through the end of the listed year in the Company and in the Standard & Poor’s Internet Select Industry Index. Historical stock performance is not necessarily indicative of future stock performance.
(7)     The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable fiscal year.
(8)     We determined revenue to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022, 2023 and 2024. The dollar amounts reported represent the amount of revenue reflected in our audited financial statements for the applicable fiscal year. This performance measure may not have been the most important financial performance measure for 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Analysis of the Information Presented in the Pay versus Performance Table
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our incentive plans, including our revenue.

Compensation Actually Paid versus Total Shareholder Return (“TSR”)
TSR in the above chart, in the case of both the Company and our Peer Companies as noted in footnote (6) of the above Pay Versus Performance Table, reflects the cumulative return of $100 as if invested on May 26, 2021 (the date our Class A common stock commenced trading on the NYSE), including reinvestment of any dividends.
Compensation Actually Paid versus Net Income (Loss)

Compensation Actually Paid versus Revenue
Tabular List of Most Important Financial and Non-Financial Performance Measures
Revenue represents the only financial measure that the Company used to link Compensation Actually Paid to our PEO and non-PEO NEOs for 2024 to Company performance.
CEO Pay Ratio Disclosure
Pursuant to the Exchange Act, we are required to disclose the ratio of the total annual compensation of our Chief Executive Officer, Ian Siegel, to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Once the median employee was identified based on the methodology described below, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table. Our median employee’s annual total compensation for 2024 was $122,140. Our Chief Executive Officer’s annual total compensation for 2024 was $5,665,078 as reported in the Summary Compensation Table. Therefore, our Chief Executive Officer to median employee pay ratio was 46.4:1 for 2024. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
In determining the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all our employees (excluding our Chief Executive Officer), we selected December 31, 2023 as the determination date for identifying the median employee for purposes of this disclosure. We identified the median employee using total taxable income for all our employees for 2023. Under SEC rules, the median employee is only required to be identified once every three years if there has been no change in our employee population or compensation arrangements or in the median employee’s circumstances that we reasonably believe would significantly affect our pay ratio disclosure. Because there were no such changes, we did not re-identify a new median employee for 2024, but rather used the same median employee from 2023.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

DIRECTOR COMPENSATION
The table below provides information regarding the total compensation of the non-employee members of our Board of Directors who served on our Board of Directors during the year ended December 31, 2024. All compensation that we paid to Mr. Siegel, our only employee director, is set forth in the table above in “Executive Compensation Tables—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($) (1)	Total ($)
Mike Gupta(2)	25,000	—	342,612	367,612
Cipora Herman	92,625	—	193,258	285,883
Blake Irving	65,583	—	193,258	258,841
Eric Liaw(3)	40,534	—	193,258	233,792
Yvonne Hao	64,125	—	193,258	257,383
Emily McEvilly	52,250	—	193,258	245,508
Brie Carere	54,333	—	193,258	247,591
____________________
(1)Amounts represent the aggregate grant date fair value of the RSUs granted to each of our non-employee directors during 2024 calculated in accordance with ASC Topic 718. All RSUs were granted under the 2021 Plan. The aggregate grant date fair value for the RSUs was based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the day prior to the date of grant. This calculation is performed for accounting purposes and reported in the table and does not necessarily reflect the value that may be realized by the director with respect to the awards. For additional information on the assumptions used to estimate the fair value of the awards, see Note 2 “Basis of Presentation, Principles of Consolidation, and Summary of Significant Accounting Policies—Stock-Based Compensation” and Note 16 “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in the 2024 Form 10-K.
The following table sets forth information the aggregate number of shares of our common stock underlying outstanding stock options held as of December 31, 2024 by each individual who served as a non-employee director during 2024 and the aggregate number of unvested shares of our common stock underlying outstanding RSUs held as of December 31, 2024 by each individual who served as a non-employee director during 2024:

Name	Number of Shares Underlying Stock Options Granted in the Year Ended December 31, 2024	Number of Shares Underlying Stock Options Held as of December 31, 2024	Number of Shares Underlying Unvested Stock Options Held as of December 31, 2024	Number of Shares Underlying Unvested RSUs Held as of December 31, 2024
Mike Gupta	—	—	—	42,773
Cipora Herman	—	220,000	—	20,429
Blake Irving	—	220,000	—	20,429
Eric Liaw	—	—	—	—
Yvonne Hao	—	—	—	23,441
Emily McEvilly	—	—	—	23,536
Brie Carere	—	—	—	20,429
(2)Mr. Gupta joined our Board of Directors on July 31, 2024.
(3)Mr. Liaw served on our Board of Directors through July 31, 2024. Upon his cessation of service, all unvested equity awards held by him, including the RSUs granted to him in June 2024, were forfeited.

Non-Employee Director Compensation Policy
Pursuant to our non-employee director compensation policy that is applicable to each of our non-employee directors, each non-employee director is eligible to receive certain cash retainers and equity awards. This policy is designed to attract, retain and reward non-employee directors. The Board of Directors reviewed a competitive market analysis prepared by Semler Brossy and determined not to make any changes to the non-employee director compensation policy for 2024 as compared to 2023.
Under our non-employee director compensation policy, each non-employee director receives the cash and equity compensation for Board services described below. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to Board of Directors meetings. The policy provides that in any fiscal year, no non-employee director may be issued cash payments and equity awards with a combined value greater than $750,000. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Each of our non-employee directors receives the following annual fees, which are paid quarterly in arrears and shall be prorated for partial quarters served:
•General Board Service Fee: $50,000
•General Committee Service Fee (in addition to General Board Service Fee):
•Audit Committee: $10,000
•Compensation Committee: $7,500
•Nominating and Corporate Governance Committee: $5,000
•Lead Independent Director Service Fee (in addition to General Board Service Fee): $20,000
•Committee Chair Service Fee (in addition to General Board Service Fee):
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $16,000
◦Nominating and Corporate Governance Committee chair: $10,000
In May 2023, in connection with the 30% reduction of our Chief Executive Officer’s base salary, our Board of Directors agreed on a 30% reduction of each director’s annual fees. Effective March 1, 2024, in view of the Company’s and management’s performance during economic headwinds and future outlook of the Company, the Compensation Committee approved the reinstatement of our Chief Executive Officer’s base salary to its previous level, as well as each director’s annual fees to the previous level. For actual total compensation earned by each director in 2024, see the table above in this section.
Equity Compensation
Initial Award. Each new non-employee director appointed to our Board of Directors will be granted on the date of the non-employee director’s appointment to our Board of Directors a grant of RSUs (the “Initial Award”) with an aggregate value of $200,000. The number of shares subject to the Initial Award will be determined by dividing the value of the Initial Award by the average fair market value of a share of our Class A common stock for the 10 business days ending on the day preceding the grant date of the Initial Award, rounded down to the nearest whole share. The Initial Award will vest as to one-third of the shares subject to the Initial Award on the earlier of (1) each of the first three annual anniversaries of the grant date of the Initial Award and (2) each of the first three annual meetings of our stockholders following the grant date of the Initial Award, in each case, so long as the non-employee director continues to provide services to the us through such date. In the event of a Corporate Transaction, as defined in our 2021 Plan, each outstanding Initial Award will vest in full.
Annual Award. On the date of each annual meeting of our stockholders, each non-employee director who is serving on our Board of Directors prior to, and will continue to serve on our Board of Directors following, such annual meeting will automatically receive a grant of RSUs (an “Annual Award”) covering a number of shares of our Class A common stock with an aggregate value of $200,000; to the extent that a non-employee director joins our Board of Directors between annual stockholder meetings, he or she will receive a pro-rated Annual Award based on the number of months of expected service prior to the subsequent annual stockholder meeting. The number of shares subject to the Annual Award will be determined by dividing the value of the Annual Award by the average fair market value of a share of our Class A common stock for the 10 business days ending on the day preceding the grant date of the Annual Award, rounded down to the nearest whole share. Each Annual Award shall fully vest on the earlier of (1) the date of the next annual meeting of our stockholders and (2) the date that is one year following the grant date of the Annual Award, in each case, so long as the non-employee director continues to provide services to us through the applicable vesting date. In the event of a Corporate Transaction, as defined in our 2021 Plan, each outstanding Annual Award will vest in full.
Employee directors will receive no additional compensation for their service as a director.
Non-Employee Director Stock Ownership Guidelines
In April 2021, under the non-employee director compensation policy, we also adopted stock ownership guidelines that are applicable to our non-employee directors. Our non-employee directors are required to hold shares of our common stock, which may include common stock owned, vested options to purchase common stock and vested RSUs, equal to three times the general board service fee and are expected to satisfy such guidelines within five years of becoming a member of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 10, 2025 for:
•each of our Named Executive Officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to beneficially own more than 5% of any class of our Common Stock.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options or issuable pursuant to RSUs, or other rights held by such person that are currently exercisable or issuable or will become exercisable or issuable within 60 days of April 10, 2025, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The percentage ownership of each individual or entity is based on approximately 83,855,252 shares of our Class A common stock and 13,029,486 shares of our Class B common stock outstanding as of April 10, 2025. Unless otherwise indicated, the address of all listed stockholders is c/o ZipRecruiter, Inc., 604 Arizona Avenue, Santa Monica, California 90401.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned				% of Total Voting Power
	Class A		Class B
	Number	%	Number	%
Named Executive Officers and Directors:
Ian Siegel(1)	601,071	*	13,029,486	100.0%	75.8%
Amy Garefis(2)	208,486	*	22,533	*	*
Qasim Saifee(3)	210,518	*	—	—%	*
Boris Shimanovsky	311,257	*	—	—%	*
David Travers(4)	1,120,913	1.3%	223,388	1.7%	1.6%
Timothy Yarbrough(5)	385,595	*	120,000	*	*
Brie Carere	28,663	*	—	—%	*
Mike Gupta	—	—%	—	—%	—%
Yvonne Hao	26,725	*	—	—%	*
Cipora Herman(6)	24,467	*	220,000	1.7%	1.3%
Blake Irving(7)	22,337	*	220,000	1.7%	1.3%
Emily McEvilly	26,403	*	—	—%	*
All executive officers and directors as a group (13 persons)(8)	2,970,359	3.5%	13,835,407	100.0%	77.6%
Other 5% Stockholders:
Entities affiliated with Institutional Venture Partners(9)	11,995,603	14.3%	—	—%	3.5%
The Vanguard Group(10)	9,103,174	10.9%	—	—%	2.6%
ArrowMark Colorado Holdings LLC(11)	5,217,072	6.2%	—	—%	1.5%
Edmond de Rothschild Asset Management (France)(12)	5,157,497	6.2%	—	—%	1.5%
William Blair Investment Management, LLC(13)	4,509,877	5.4%	—	—%	1.3%
BlackRock Portfolio Management LLC(14)	4,174,370	5.0%	—	—%	1.2%
____________________
*Represents beneficial ownership of less than 1%.

(1)Represents (a) 483,218 shares of Class A common stock held by The Siegel Family Trust; (b) 13,029,486 shares of Class B common stock held by The Siegel Family Trust; and (c) 117,853 shares of Class A common stock held by Ian Siegel. Ian Siegel and Rochelle Siegel are co-trustees of, and each have full authority to act on behalf of, The Siegel Family Trust.
(2)Represents (a) 208,486 shares of Class A common stock and (b) 22,533 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 10, 2025.
(3)Mr. Saifee resigned from his position as our Chief Operating Officer effective April 30, 2024.
(4)Represents (a) 1,120,913 shares of Class A common stock and (b) 223,388 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 10, 2025.
(5)Represents (a) 271,468 shares of Class A common stock held by Timothy Yarbrough; (b) 114,127 shares of Class A common stock held by the Yarbrough Family Trust, dated March 23, 2017, a living trust, of which Timothy Yarbrough is co-trustee; and (c) 120,000 shares underlying options to purchase Class B common stock held by Timothy Yarbrough that are exercisable within 60 days of April 10, 2025.
(6)Represents (a) 24,467 shares of Class A common stock and (b) 220,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 10, 2025.
(7)Represents (a) 22,337 shares of Class A common stock and (b) 220,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 10, 2025.
(8)Represents (a) 2,970,359 shares of Class A common stock; (b) 13,029,486 shares of Class B common stock; and (c) 805,921 shares underlying options to purchase shares of Class B common stock that are exercisable within 60 days of April 10, 2025.
(9)Based solely on information contained on the Forms 4 filed with the SEC on March 12, 2025. Represents (a) 7,554,506 shares of Class A common stock held by Institutional Venture Partners XV, L.P.; (b) 3,809,348 shares of Class A common stock held by Institutional Venture Partners XIV, L.P.; (c) 40,157 shares of Class A common stock held by Institutional Venture Partners XV Executive Fund, L.P.; (d) 10,459 shares of Class A common stock held by Institutional Venture Management XIV, LLC; (e) 4,247 shares of Class A common stock held by Institutional Venture Management XV, LLC; (f) 163,114 shares of Class A common stock held by a family trust, of which Norman A. Fogelsong is the trustee; (g) 163,114 shares of Class A common stock held by a family trust, of which Stephen J. Harrick is the trustee; (h) 5,811 shares of Class A common stock held by a family trust, of which J. Sanford Miller is the trustee; (i) 163,114 shares of Class A common stock held by a family trust, of which Dennis B. Phelps, Jr. is the trustee; (j) 13,682 shares of Class A common stock held by a family trust, of which Eric Liaw is the trustee; (k) 13,682 shares of Class A common stock held by Somesh Dash; and (l) 54,369 shares of Class A common stock held by a family trust, of which Jules A. Maltz is the trustee. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps, Jr. are the managing directors of Institutional Venture Management XIV, LLC and share voting and dispositive power over the shares held by Institutional Venture Partners XIV, L.P. Institutional Venture Management XV, LLC is the general partner of each of Institutional Venture Partners XV, L.P. and Institutional Venture Partners XV Executive Fund, L.P. Each of Todd C. Chaffee, Somesh Dash, Norman A. Fogelsong, Stephen J. Harrick, Eric Liaw, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps, Jr. are the managing directors of Institutional Venture Management XV, LLC and share voting and dispositive power over the shares held by each of Institutional Venture Partners XV, L.P. and Institutional Venture Partners XV Executive Fund, L.P. The address for each of these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.
(10)Based solely on information contained on a Schedule 13G/A filed with the SEC on November 12, 2024. The Vanguard Group reported no sole voting power, and shared voting power, sole dispositive power and shared dispositive power with respect to 129,238, 8,907,906 and 195,268 shares of our Class A common stock, respectively, as of September 30, 2024. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(11)Based solely on information contained on a Schedule 13G/A filed with the SEC on November 14, 2024. ArrowMark Colorado Holdings LLC reported sole voting and sole dispositive power with respect to 5,217,072 shares of our Class A common stock as of September 30, 2024. The address of ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.
(12)Based solely on information contained on a Schedule 13G filed with the SEC on November 14, 2024. Edmond de Rothschild Asset Management (France) reported no sole voting power, and shared voting power, sole dispositive power and shared dispositive power with respect to 4,780,327, 337,170 and 4,780,327 shares of our Class A common stock, respectively, as of September 30, 2024. The address of Edmond de Rothschild Asset Management (France) is 47 Rue du Faubourg Saint Honore, Paris, France 75008.
(13)Based solely on information contained on a Schedule 13G filed with the SEC on November 14, 2024. William Blair Investment Management, LLC reported no shared voting power or shared dispositive power, and sole voting power and sole dispositive power with respect to 3,832,431 and 4,509,877 shares of our Class A common stock, respectively, as of September 30, 2024. The address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, Illinois 60606.
(14)Based solely on information contained on a Schedule 13G filed with the SEC on April 15, 2025. BlackRock Portfolio Management LLC reported sole voting power with respect to 3,467,786 shares of our Class A common stock and sole dispositive power with respect to 4,174,370 shares of our Class A common stock as of March 31, 2025. The address of BlackRock Portfolio Management LLC is 50 Hudson Yards, New York, New York 10001.

CERTAIN RELATIONSHIPS
In addition to the compensation arrangements, including employment, termination of employment and change in control and severance arrangements, discussed in the sections “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Director Compensation,” the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, director nominees or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (each, a “related party”), had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into, and plan on entering into, indemnification agreements with each of our current and future directors and executive officers. The indemnification agreements, our Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Amended and Restated Bylaws also require us to advance expenses incurred by our directors and officers.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related party transactions policy designed to comply with applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. This policy requires that any transaction with a related party that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our Nominating and Corporate Governance Committee. In reviewing and approving any such transactions, the Audit Committee is tasked to consider all relevant information, including but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of ZipRecruiter and its stockholders, the impact on a director’s independence if the related party is a director, and the extent of the related party’s interest in the transaction.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our principal executive offices in writing not later than December 26, 2025.
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than the close of business on February 10, 2026 and no later than the close of business on March 12, 2026. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2026, then our Secretary must receive such written notice not later than the 90th day prior to the 2026 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice to our Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act not later than April 11, 2026.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

ADDITIONAL INFORMATION
Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
ZipRecruiter’s 2024 Annual Report on Form 10-K
A copy of our 2024 Form 10-K, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of April 17, 2025 without charge upon written request addressed to:
ZipRecruiter, Inc.
Attention: Secretary
604 Arizona Avenue
Santa Monica, CA 90401
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2024 Form 10-K at www.proxyvote.com. You also may access our 2024 Form 10-K at ziprecruiter-investors.com in the “Financials–SEC Filings” section.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Ian Siegel
Chief Executive Officer

Santa Monica, California

April 25, 2025
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including statements that reflect our current expectations and projections with respect to, among other things, our financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important factors discussed under the caption “Risk Factors” in the 2024 Form 10-K and in other filings that we file with the SEC. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. Additionally, certain information included herein or elsewhere (such as our website) is informed by third-party frameworks or other stakeholder expectations and therefore may not be material for purposes of our U.S. federal securities filings.

TRANSFER AGENT AND REGISTRAR
AST
6201 15th Avenue
Brooklyn, NY 11219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors for three-year term	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Ian Siegel   02 Yvonne Hao   03 Cipora Herman

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3 To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

ZIPRECRUITER, INC.
Annual Meeting of Stockholders
June 10, 2025 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of ZipRecruiter, Inc. hereby appoint(s) Ian Siegel, David Travers and Ryan Sakamoto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of ZipRecruiter, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on 6/10/2025, via the internet at www.virtualshareholdermeeting.com/ZIP2025, and any continuation, postponement or adjournment thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side